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                                                           EXHIBIT 11

                                      Statement Regarding Computation of Per Share Earnings

                                       Three and Nine Months Ended March 31, 1998 and 1997

                                        (Dollars in thousands, except per share amounts)

                                                                          Three months ended                Nine months ended
                                                                              March 31,                          March 31,
                                                                     ---------------------------       -----------------------------
                                                                       1998              1997              1998              1997
                                                                   -----------       -----------       -----------       -----------
Net Income .................................................       $     3,048       $     2,626       $     8,476       $     4,255
                                                                   ===========       ===========       ===========       ===========


Number of shares outstanding
  Weighted average shares issued ...........................        11,900,000        11,900,000        11,900,000        11,900,000
  Less: Weighted average shares held in
             treasury ......................................         2,253,828         2,258,180         2,254,613         2,226,126
  Less: Average shares held by the ESOP ....................           952,000           952,000           952,000           952,000
  Plus: ESOP shares released or committed
             to be released during the fiscal year .........           280,470           198,260           259,403           178,656
                                                                   -----------       -----------       -----------       -----------
        Average basic shares ...............................         8,974,642         8,888,080         8,952,790         8,900,530

  Plus: Average common stock equivalents ...................           793,179           597,600           736,912           506,204
                                                                   -----------       -----------       -----------       -----------
        Average diluted shares .............................         9,767,821         9,485,680         9,689,702         9,406,734
                                                                   ===========       ===========       ===========       ===========

Earnings per common share
        Basic ..............................................       $      0.34       $      0.30       $      0.95       $      0.48
                                                                   ===========       ===========       ===========       ===========
        Diluted ............................................       $      0.31       $      0.28       $      0.87       $      0.45
                                                                   ===========       ===========       ===========       ===========
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